UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

Sage Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36544	27-4486580
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 Cambridge Parkway

Cambridge, MA 02142

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 299-8380

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	SAGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 16, 2025, Sage Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated June 13, 2025, with Supernus Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and Saphire, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). All capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Merger Agreement.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”) on July 2, 2025, to acquire all of the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Shares”) for (i) $8.50 per Share, net to the seller in cash, without interest and subject to any withholding of Taxes, (the “Closing Amount”), plus (ii) one contingent value right per Share (a “CVR”), which represents the right to receive up to $3.50 per Share upon the satisfaction of specified milestones described further below, net to the seller in cash, without interest and subject to any withholding of Taxes, pursuant to the CVR Agreement (the Closing Amount plus one CVR collectively, the “Offer Price”).

The Offer and related withdrawal rights expired as scheduled at one minute after 11:59 p.m., Eastern Time on July 30, 2025 (such date, the “Expiration Date”), and the Offer was not extended. Equiniti Trust Company, LLC, in its capacity as the depositary for the Offer (the “Depositary”), has advised that, as of the expiration of the Offer, 36,313,509 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 58% of the total number of Shares outstanding at the time of the expiration of the Offer. The number of Shares tendered satisfied the Minimum Condition. As the Minimum Condition and each of the other conditions of the Offer have been satisfied, Purchaser has accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer, the remaining conditions to the merger of Purchaser with and into the Company (the “Merger”, and together with the Offer, the “Transaction”) set forth in the Merger Agreement were satisfied, and on July 31, 2025, Parent completed its acquisition of the Company by consummating the Merger without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with the Company continuing as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each Share not purchased pursuant to the Offer (other than certain excluded Shares as described in the Merger Agreement) was converted into the right to receive the Offer Price. As a result of the Merger, the Company became a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the Effective Time:

•

Each Company Option that was outstanding and unexercised, whether or not vested, and which had a per Share exercise price that was less than the Closing Amount (each, an “In the Money Option”), was deemed fully vested and cancelled and converted into the right to receive a cash payment (without interest) equal to the product of the excess of the Closing Amount over the per Share exercise price of the In the Money Option, multiplied by the total number of Shares subject to the In the Money Option immediately prior to the Effective Time, which is payable in accordance with the Merger Agreement and one CVR for each Share subject to the In the Money Option immediately prior to the Effective Time, which is calculated and payable in accordance with the CVR Agreement.

•	Each Company Option, whether or not vested, that had a per Share exercise price equal to or greater than $8.50 was cancelled without payment.

•

Each then outstanding Company RSU was deemed fully vested and cancelled and converted into the right to receive a cash payment (without interest) equal to the product of the Closing Amount multiplied by the number of Shares subject to the Company RSU, which is payable in accordance with the Merger Agreement and one CVR for each Share subject to the Company RSU immediately prior to the Effective Time, which is calculated and payable in accordance with the CVR Agreement.

•

Each Company PSU that was vested (or any portion thereof) in accordance with its terms and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive a cash payment (without interest) equal to the product of the Closing Amount multiplied by the number of Shares subject to the Company PSU, which is payable in accordance with the Merger Agreement and one CVR for each Share subject to the Company PSU, which is calculated and payable in accordance with the CVR Agreement.

•

Each then outstanding Company PSU for which the applicable performance period has not been completed or milestone performance metric, in each case, as set forth in the applicable governing plan and/or award agreement, has not been achieved, in each case, as of the Effective Time (or any portion thereof) was deemed vested pursuant to the terms of the Merger Agreement and cancelled and converted into the right to receive a cash payment (without interest) equal to the product of the Closing Amount multiplied by the number of Shares subject to the Company PSU after giving effect to the agreed-upon vesting, which is payable in accordance with the Merger Agreement and one CVR for each Share subject to such Company PSU after giving effect to the agreed-upon vesting, which is calculated and payable in accordance with the CVR Agreement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 16, 2025, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note, Item 3.01 and Item 5.01 are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference.

On July 30, 2025, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) of the anticipated consummation of the transactions and requested that Nasdaq halt trading of the Shares effective as of 8:00 p.m. Eastern Time, on July 30, 2025. On July 31, 2025, the Company (i) notified Nasdaq of the consummation of the Merger and its intent to remove all Shares from The Nasdaq Global Market and (ii) requested that Nasdaq (A) suspend trading of the Shares and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Shares will no longer be listed on The Nasdaq Global Market. The Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Company’s common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 3.01, Item 5.01 and Item 5.03 are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The disclosures under the Introductory Note, Item 3.01, Item 5.02 and Item 5.03 are incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and Parent, as the direct parent of Purchaser, acquired control of the Company. To the knowledge of the Company, there are no arrangements which may at a subsequent date result in a further change in control of the Company.

The merger consideration was funded through a combination of cash on the balance sheet of Parent and the Company, including cash proceeds from the sale of marketable securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, Geno Germano, Barry E. Greene, Elizabeth Barrett, Michael F. Cola, Jessica J. Federer, James M. Frates, and George Golumbeski, Ph.D. each resigned and ceased to be directors of the Company and members of any committee of the Company’s board of directors. These resignations were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

As of the Effective Time, the directors of Purchaser immediately prior to the Effective Time became the directors of the Surviving Corporation. The directors of Purchaser immediately prior to the Effective Time were Jack A. Khattar and Bryan Roecklein, Ph.D.

As of the Effective Time, each officer of the Company immediately prior to the Effective Time ceased to be an officer of the Company.

As of the Effective Time, each officer of Purchaser immediately prior to the Effective Time became an officer of the Company, effective as of the Effective Time. The officers of Purchaser immediately prior to the Effective Time were Mr. Khattar as President and Treasurer and Dr. Roecklein as Vice President and Secretary.

Information regarding the new directors and executive officers has been previously disclosed in Schedule I of the Offer to Purchase filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by Parent and Purchaser with the SEC on July 2, 2025, as subsequently amended, which is incorporated herein by reference.

On July 30, 2025, the Company amended the severance and change in control agreements (the “Amendments to the Severance Agreements”) with each of its named executive officers to (i) increase the cash severance amount to 18 months (in the case of Mr. Greene) and 12 months (in the case of Christopher Benecchi, Gregory Shiferman and Michael Quirk) of base salary plus the executive’s full target annual bonus for the year in which the termination occurs, (ii) increase the COBRA continuation benefit to cover the full amount of the employer portion and the executive’s portion of the health insurance premiums and (iii) in the case of Mr. Greene, extend the COBRA continuation benefit to 18 months post-termination. In addition to providing enhanced severance benefits, Mr. Greene’s Severance and Change in Control Agreement was amended to include a 24-month non-compete covenant.

The foregoing description of the Amendments to the Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment to the Severance Agreement executed between the Company and Mr. Greene which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference and the form of Amendment to the Severance Agreement executed between the Company and each of Mr. Benecchi, Mr. Shiferman and Mr. Quirk, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”).

The Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 13, 2025, by and among Sage Therapeutics, Inc., Supernus Pharmaceuticals, Inc. and Saphire, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2025).*

3.1	Amended and Restated Certificate of Incorporation of Sage Therapeutics, Inc., dated July 31, 2025.

10.1	Amendment to the Severance and Change in Control Agreement entered into between Sage Therapeutics, Inc. and Barry Greene, dated August 14, 2025.

10.2	Form of Amendment to the Severance and Change in Control Agreement entered into between Sage Therapeutics, Inc. and each of Christopher Benecchi, Gregory Shiferman and Michael Quirk.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGE THERAPEUTICS, INC.

Dated: July 31, 2025	By:	/s/ Jack A. Khattar
	Name:	Jack A. Khattar
	Title:	President and Treasurer